UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  December 14, 2007

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

Effective as of December 14, 2007, TRC Companies, Inc. (the “Company”) and certain of its subsidiaries (together, “TRC”), the financial institutions named therein (the “Lenders”) and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “Agent”), entered into an Eighth Amendment to, and Waiver Under, Credit Agreement (the “Amendment”).  The Amendment modifies certain of the terms under the Credit Agreement by and among TRC, the Lenders and the Administrative Agent dated as of July 17, 2006, by waiving certain events of default relating to the delivery of required information and documents with respect to the Company’s Fiscal 2007 Form 10-K and changing the delivery date for the Company’s Fiscal 2007 Form 10-K to on or before December 17, 2007.  In addition the Amendment extends the due date relating to the delivery of required information and documents with respect to the Company’s September, October, November and December 2007 periods.

The foregoing summary is not intended to be exhaustive and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 10.11.8.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.11.8                                      Eighth Amendment to, and Waiver Under, Credit Agreement, dated as of December 14, 2007 by and among TRC Companies, Inc., certain of its subsidiaries, the financial institutions named therein and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2007		TRC Companies, Inc.

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.11.8

Eighth Amendment to, and Waiver Under, Credit Agreement, dated as of December 14, 2007 by and among TRC Companies, Inc., certain of its subsidiaries, the financial institutions named therein and Wells Fargo Foothill, Inc.